Exhibit 99.1

KCG ANNOUNCES FOURTH QUARTER RESULTS

KCG reported a GAAP net loss of $17.4 million; the pre-tax loss from continuing operations of $18.0 million included $36.5 million in certain merger and integration costs

Based on progress to date in the integration, on an annualized run-rate basis

KCG achieved the upper range of the projected $90 to $110 million in cost synergies by the end of 2013

During the quarter, KCG completed $300 million in principal debt repayments;

future savings of approximately $17 million in annual pre-tax interest expense will be additive to cost synergies

JERSEY CITY, New Jersey – January 31, 2014 – KCG Holdings, Inc. (NYSE: KCG) today reported GAAP net loss of $17.4 million, or a loss of $0.15 per diluted share, for the fourth quarter of 2013.

The fourth quarter 2013 GAAP net loss includes net loss from continuing operations of $18.3 million, or a loss of $0.16 per diluted share. The fourth quarter pre-tax loss from continuing operations was $18.0 million which includes the writeoff of capitalized debt costs related to principal repayments of debt, costs associated with a reduction in the global workforce and merger-related expenses and writedowns totaling $36.5 million. Excluding these charges, on a non-GAAP basis, fourth quarter 2013 income from continuing operations before income taxes was $18.5 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

KCG was formed July 1, 2013 as a result of the merger between Knight Capital Group, Inc. and GETCO Holding Company, LLC (“the Merger”). Financial results for the periods prior to the third quarter of 2013 contained herein solely represent the results of GETCO Holding Company, LLC as the accounting acquirer. Within this announcement, descriptions of the comparative financial results for the three months ended December 31, 2013 to the three months ended December 31, 2012, have been excluded as KCG does not believe the information provides for a meaningful comparison.

Select Financial Results

From Continuing Operations ($ in thousands except EPS)	4Q13	3Q13
Revenues	322,048	467,819
Trading revenues, net	212,809	230,471
Commissions and fees	111,083	109,079
Gain on investment in Knight Capital Group, Inc.	—	127,972
GAAP pre-tax (loss) income	(18,025)	119,854
GAAP EPS	(0.16)	1.98
Non-GAAP pre-tax income	18,519	17,528

Fourth Quarter Highlights

•	KCG achieved the upper range of the previously projected $90 to $110 million in annualized cost synergies on an annualized run-rate basis

•	KCG completed $300 million in principal repayments during the quarter on the Company’s $535 million first lien term loan; at the quarter close, cash and cash equivalents exceeded total outstanding debt

•	KCG completed the sale of its subsidiary Urban Financial of America, LLC as part of a broad refocusing on core market making and trading services

•	KCG consolidated its U.S. broker dealer subsidiaries into KCG Americas LLC, effective January 1, 2014

Daniel Coleman, Chief Executive Officer of KCG, said, “During the fourth quarter, KCG again delivered positive financial results on an operating basis. We continued efforts to bring the firm’s assets and resources into alignment and achieved the projected cost synergies from the merger well ahead of schedule, with additional savings yet to be realized. In addition, we began aggressively paying down debt. We’re intent on becoming the leading, independent, global, multi-asset class securities firm. And, while much work remains, we’re grateful for all that has been accomplished at such an early stage.”

Market Making

During the fourth quarter, the Market Making segment generated total revenues of $232.5 million and pre-tax income of $48.0 million, which included $5.3 million in compensation costs related to the reduction in force. Excluding these charges, non-GAAP pre-tax earnings from the Market Making segment was $53.2 million.

This segment encompasses direct-to-client and on-exchange market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S. and Europe. During the quarter, KCG was the industry leader in executing retail U.S. equity shares traded among market makers and the sequential rise in overall retail trading activity positively impacted revenue capture per dollar value traded. Weaker market conditions however in certain classes of global equities, fixed income and currencies, in terms of market volumes and related volatility, constrained the results for the quarter.

Select Trade Statistics: U.S. Equity Market Making

	4Q13	3Q13
Average daily dollar volume traded ($ millions)	26,566	25,365
Average daily trades (thousands)	3,909	3,809
Average daily shares traded (millions)	5,113	4,148
NYSE and NASDAQ shares traded	833	805
OTC Bulletin Board and OTC Market shares traded	4,280	3,343
Average revenue capture per U.S. equity dollar value traded (bps)	0.98	1.01

Global Execution Services

During the fourth quarter, the Global Execution Services segment generated total revenues of $84.1 million and a pre-tax loss of $4.5 million, which included $7.1 million in compensation costs related to the reduction in force and asset writedown charges. Excluding these items, non-GAAP pre-tax earnings from the Global Execution Services segment was $2.6 million.

The Global Execution Services segment comprises agency execution services and trading venues. During the quarter, the positive turn in financial results was attributable in part to a marked improvement in institutional equity sales in the U.S. and U.K. as well as increased contributions from KCG Hotspot and KCG BondPoint. The results for the quarter were impacted to a degree by the rebuilding underway in KCG’s ETF business.

Select Trade Statistics: Agency Execution and Trading Venues

	4Q13	3Q13
Average daily aggregate KCG EMS, Knight Direct and GETAlpha U.S. equity shares traded (millions)*	256.1	269.7
Average daily KCG Hotspot notional foreign exchange dollar value traded ($ billions)	29.0	28.4
Average daily KCG BondPoint fixed income par value traded ($ millions)	133.0	129.1

*	KCG EMS, Knight Direct and GETAlpha average daily equities share volume includes U.S. exchange listed shares traded by the execution management system and algorithmic trading strategies.

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the fourth quarter, the Corporate and Other segment recorded total revenues of $5.5 million and a pre-tax loss of $61.5 million, which included approximately $24.2 million in writeoff of capitalized debt costs related to pay down of debt, asset writedown and lease losses, professional fees associated with the Merger and Knight’s August 1, 2012 technology issue and compensation costs related to a reduction in force.

Financial Condition

As of December 31, 2013, KCG had approximately $674.3 million in cash and cash equivalents. Total outstanding debt was approximately $657 million. The company had $1.5 billion in stockholders’ equity equivalent to a book value of $12.33 per share and tangible book value of $10.67 per share.

KCG’s headcount at December 31, 2013 was 1,229 full-time employees as compared to 1,304 full-time employees at September 30, 2013, excluding employees of Urban. As of July 1, 2013 KCG’s consolidated headcount was 1,397 full-time employees, excluding employees of Urban.

Integration Update

As a result of the rapid progress to date in the integration, KCG achieved the upper range of the projected cost synergies on an annualized run-rate basis from the merger by the end of 2013 primarily from reductions in compensation expense. KCG previously estimated cost synergies from the merger of $90 to $110 million per year when fully realized within three years of the merger close, which occurred July 1, 2013.

Subsequent Events

Subsequent to the fourth quarter of 2013, BATS Global Markets Inc. and Direct Edge Holdings LLC announced plans to pay certain dividends to shareholders contingent on the completion of their pending merger. As a shareholder in both BATS and Direct Edge, KCG expects to receive approximately $41.0 million from the aggregate dividends paid at the close of the merger, which is expected in the first quarter of 2014.

In addition, on January 22, 2014, KCG completed an additional $100 million principal repayment on the Company’s $535 million first lien term loan. KCG has completed a total of $400 million in principal repayments since entering into the loan on July 1, 2013, fully satisfying the amortization payment of $235 million due on July 1, 2014 and leaving a remaining outstanding balance of $135 million.

Conference Call

KCG will hold a conference call to discuss fourth quarter 2013 financial results starting at 9:00 a.m. Eastern Time today, January 31, 2014. To access the call, dial 888-811-5445 (domestic) or 816-581-1703 (international) and enter passcode 3553273. In addition, the call will be webcast at http://investors.kcg.com/phoenix.zhtml?c=105070&p=irol-EventDetails&EventId=5086915. Following the conclusion of the call, a replay will be available by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 3553273.

Additional information for investors can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended September 30, 2013 and three and twelve months ended December 31, 2013 and 2012. KCG believes the presentations provide a meaningful summary of results of operations for the three months ended September 30, 2013 and three and twelve month periods ended December 31, 2013 and 2012. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic combination of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the costs and risks associated with the sale of Knight’s institutional fixed income sales and trading business, the sale of KCG’s reverse mortgage origination and securitization business and the departure of the managers of KCG’s listed derivatives group; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the continuing legislative and regulatory scrutiny of high-frequency trading; (v) past or future changes to organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s and Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” in KCG’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, under “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012 and the Current Report on Form 8-K filed by KCG on November 12, 2013, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC.	Exhibit 1

CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

	For the three months ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(In thousands, except per share amounts)

Revenues
Trading revenues, net	$212,809	$230,471	$87,326
Commissions and fees	111,083	109,079	26,031
Interest, net	433	(177)	(359)
Investment (loss) income and other, net	(2,277)	128,446	12,995

Total revenues	322,048	467,819	125,993

Expenses
Employee compensation and benefits	112,209	129,631	46,460
Execution and clearance fees	78,483	81,023	41,134
Communications and data processing	37,512	44,046	23,243
Depreciation and amortization	19,566	20,091	7,758
Interest	18,270	23,870	663
Payments for order flow	18,243	16,431	836
Occupancy and equipment rentals	9,358	8,898	3,939
Professional fees	7,734	9,077	6,382
Business development	1,923	2,644	4
Writedown of capitalized debt costs	13,209	—	—
Writedown of assets and lease loss accrual	10,500	936	—
Other	13,066	11,318	4,071

Total expenses	340,073	347,965	134,490

(Loss) income from continuing operations before income taxes	(18,025)	119,854	(8,497)
Income tax expense (benefit)	283	(107,767)	(92)

(Loss) income from continuing operations, net of tax	(18,308)	227,621	(8,405)
Income (loss) from discontinued operations, net of tax	864	(784)	—

Net (loss) income	$(17,444)	$226,837	$(8,405)

Basic (loss) earnings per share from continuing operations	$(0.16)	$1.99	$(0.18)

Diluted (loss) earnings per share from continuing operations	$(0.16)	$1.98	$(0.18)

Basic earnings (loss) per share from discontinued operations	$0.01	$(0.01)	$0.00

Diluted earnings (loss) per share from discontinued operations	$0.01	$(0.01)	$0.00

Basic (loss) earnings per share	$(0.15)	$1.99	$(0.18)

Diluted (loss) earnings per share	$(0.15)	$1.98	$(0.18)

Shares used in computation of basic (loss) earnings per share	114,272	114,113	47,088

Shares used in computation of diluted (loss) earnings per share	114,272	114,773	47,088

(1)	Fourth and third quarter 2013 includes the results of KCG Holdings, Inc
Fourth quarter 2012 reflect solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS(1) (Unaudited)	Exhibit 1 (Continued	)

	For the years ended
	December 31, 2013	December 31, 2012
	(In thousands, except per share amounts)

Revenues
Trading revenues, net	$628,304	$421,063
Commissions and fees	275,474	105,518
Interest, net	(537)	(2,357)
Investment income and other, net	116,930	27,010

Total revenues	1,020,171	551,234

Expenses
Employee compensation and benefits	349,192	157,855
Execution and clearance fees	246,414	185,790
Communications and data processing	123,552	90,623
Depreciation and amortization	55,570	34,938
Interest	44,785	2,665
Payments for order flow	35,711	2,964
Occupancy and equipment rentals	24,812	12,804
Professional fees	46,662	14,072
Business development	4,609	23
Writedown of capitalized debt costs	13,209	—
Writedown of assets and lease loss accrual	14,748	—
Other	43,094	23,073

Total expenses	1,002,358	524,807

Income from continuing operations before income taxes	17,813	26,427
Income tax (benefit) expense	(102,195)	10,276

Income from continuing operations, net of tax	120,008	16,151
Income from discontinued operations, net of tax	80	—

Net income	$120,088	$16,151

Basic earnings per share from continuing operations	$1.50	$0.33

Diluted earnings per share from continuing operations	$1.48	$0.33

Basic earnings per share from discontinued operations	$0.00	$0.00

Diluted earnings per share from discontinued operations	$0.00	$0.00

Basic earnings per share	$1.50	$0.33

Diluted earnings per share	$1.48	$0.33

Shares used in computation of basic earnings per share	80,143	48,970

Shares used in computation of diluted earnings per share	81,015	48,970

(1)	Full year 2013 includes six months of results of KCG Holdings, Inc. plus six months of
GETCO Holding Company, LLC. Full year 2012 reflect solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 2

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2013	December 31, 2012(1)
	(In thousands)
ASSETS
Cash and cash equivalents	$674,281	$427,631
Cash and cash equivalents segregated under federal and other regulations	183,082	—
Financial instruments owned, at fair value:
Equities	2,298,785	378,933
Listed options	339,798	92,305
Debt securities	83,256	183,637

Total financial instruments owned, at fair value	2,721,839	654,875
Collateralized agreements:
Securities borrowed	1,357,387	52,261
Receivable from brokers, dealers and clearing organizations	1,257,251	142,969
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	146,668	83,341
Investments	122,047	248,438
Goodwill	16,259	4,645
Intangible assets, less accumulated amortization	186,932	46,123
Deferred tax asset	173,584	4,180
Other assets	151,885	23,073

Total assets	$6,991,215	$1,687,536

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,851,006	$423,740
Listed options	252,282	69,757
Debt securities	57,198	19,056
Other financial instruments	5,014	—

Total financial instruments sold, not yet purchased, at fair value	2,165,500	512,553
Collateralized financings:
Securities loaned	733,230	—
Financial instruments sold under agreements to repurchase	640,950	—

Total collateralized financings	1,374,180	—
Payable to brokers, dealers and clearing organizations	474,108	24,185
Payable to customers	481,041	—
Accrued compensation expense	149,430	27,728
Accrued expenses and other liabilities	172,406	118,068
Capital lease obligations	10,039	24,191
Debt	657,259	15,000

Total liabilities	5,483,963	721,725

Redeemable preferred member’s equity	—	311,139
Equity
Members’ equity	—	654,672
Class A Common Stock	1,233	—
Additional paid-in capital	1,312,320	—
Retained earnings	209,393	—
Treasury stock, at cost	(11,324)	—
Accumulated other comprehensive loss	(4,370)	—

Total equity	1,507,252	654,672

Total liabilities, redeemable preferred member’s equity and equity	$6,991,215	$1,687,536

(1)	GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 3

PRE-TAX EARNINGS FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended
	December 31, 2013	September 30, 2013	December 31, 2012
Market Making
Revenues	$232,519	$240,110	$112,224
Expenses	184,569	192,257	115,313

Pre-tax earnings (loss)	47,951	47,853	(3,089)

Global Execution Services
Revenues	84,065	91,366	8,963
Expenses	88,557	107,720	12,454

Pre-tax loss	(4,491)	(16,354)	(3,491)

Corporate and Other
Revenues	5,464	136,343	4,806
Expenses	66,949	47,988	6,723

Pre-tax (loss) earnings	(61,485)	88,355	(1,917)

Consolidated
Revenues	322,048	467,819	125,993
Expenses	340,073	347,965	134,490

Pre-tax (loss) earnings	$(18,025)	$119,854	$(8,497)

*	Totals may not add due to rounding.

Fourth and third quarter 2013 includes the results of KCG Holdings, Inc

Fourth quarter 2012 reflect solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 3
PRE-TAX EARNINGS FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	(Continued)

	For the years ended
	December 31, 2013	December 31, 2012
Market Making
Revenues	$688,197	$495,427
Expenses	584,639	460,540

Pre-tax earnings	103,559	34,887

Global Execution Services
Revenues	197,766	36,211
Expenses	223,506	43,541

Pre-tax loss	(25,739)	(7,330)

Corporate and Other
Revenues	134,208	19,596
Expenses	194,215	20,726

Pre-tax loss	(60,007)	(1,130)

Consolidated
Revenues	1,020,171	551,234
Expenses	1,002,360	524,807

Pre-tax earnings	$17,813	$26,427

*	Totals may not add due to rounding.
Full year 2013 includes six months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC. Full year 2012 reflect solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 4

Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1)

(in thousands)

Three months ended December 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$47,951	$(4,491)	$(61,485)	$(18,025)
Compensation and other expenses related to reduction in workforce	5,254	5,447	708	11,409
Professional and other fees related to Mergers and August 1st technology issue	—	—	2,785	2,785
Writedown of capitalized debt costs	—	—	13,209	13,209
Gain on strategic asset	—	—	(1,359)	(1,359)
Writedown of assets and lease loss accrual	—	1,681	8,819	10,500

Non GAAP Income (Loss) from continuing operations before income taxes	$53,205	$2,637	$(37,323)	$18,519

Three months ended September 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$47,853	$(16,354)	$88,355	$119,854
Gain on investment in Knight Capital Group, Inc.	—	—	(127,972)	(127,972)
Compensation and other expenses related to reduction in workforce	2,309	15,132	—	17,441
Professional and other fees related to Mergers and August 1st technology issue	—	—	7,269	7,269
Writedown of assets and lease loss accrual	108	—	828	936

Non GAAP Income (Loss) from continuing operations before income taxes	$50,270	$(1,222)	$(31,520)	$17,528

Three months ended December 31, 2012	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Loss from continuing operations before income taxes	$(3,089)	$(3,491)	$(1,917)	$(8,497)
Investment gain	(9,133)	—	(3,245)	(12,378)
Professional and other fees related to Mergers	—	—	4,318	4,318

Non GAAP Loss from continuing operations before income taxes	$(12,222)	$(3,491)	$(844)	$(16,557)

*	Totals may not add due to rounding
(1)	Fourth and third quarter 2013 includes the results of KCG Holdings, Inc

Fourth quarter 2012 reflect solely the results of GETCO Holding Company, LLC.

KCG HOLDINGS, INC.	Exhibit 4
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1)	(Continued)
(in thousands)

Year ended December 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$103,559	$(25,739)	$(60,007)	$17,813
Gain on investment in Knight Capital Group, Inc.	—	—	(127,972)	(127,972)
Professional and other fees related to Mergers and August 1st technology issue	—	—	47,183	47,183
Writedown of capitalized debt costs	—	—	13,209	13,209
Compensation and other expenses related to reduction in workforce	11,518	21,444	708	33,670
Unit based compensation acceleration due to Mergers	—	—	22,031	22,031
Strategic asset impairment	—	—	7,825	7,825
Writedown of assets and lease loss accrual	108	1,681	13,344	15,133

Non GAAP Income (Loss) from continuing operations before income taxes	$115,185	$(2,614)	$(83,679)	$28,892

Year ended December 31, 2012	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$34,887	$(7,330)	$(1,130)	$26,427
Investment gain	(9,133)	—	(14,599)	(23,732)
Professional and other fees related to Mergers	—	—	4,318	4,318

Non GAAP Income (Loss) from continuing operations before income taxes	$25,754	$(7,330)	$(11,411)	$7,013

*	Totals may not add due to rounding
(1)	Full year 2013 includes six months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC. Full year 2012 reflect solely the results of GETCO Holding Company, LLC.